TRIBUTARY FUNDS, INC. INVESTMENT SUB-ADVISORY AGREEMENT

                       INVESTMENT SUB-ADVISORY AGREEMENT

     This INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement") is made and entered this 7th day of March, 2011, by and between Tributary Capital Management, LLC, a Colorado limited liability company (the "Adviser"), and Kleinwort Benson Investors International Ltd., an Irish registered company (the "Sub-Adviser").

                                    RECITALS

     WHEREAS, the adviser is the investment adviser for the Tributary International Equity Fund, a diversified investment portfolio (the "Fund") of Tributary Funds, Inc. (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, Adviser desires to retain the Sub-Adviser as its agent to furnish certain investment advisory services for the Fund as provided hereunder.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENT

     1.     Appointment.  Adviser  hereby  appoints  the  Sub-Adviser to provide
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certain  sub-investment  advisory  services  to  the  Fund in furtherance of the
Advisory Agreement for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. Adviser has furnished the Sub-Adviser with --------------------- copies properly certified or authenticated of each of the following:

     (a) The Company's Articles of Incorporation, as filed with the Secretary of State of Nebraska on October 12, 1994, and all amendments thereto or restatements thereof (the "Articles");

     (b)     The Company's  By-Laws  and  amendments  thereto  (the  "By-laws");

     (c) Resolutions of the Company's Board of Directors (the "Board") authorizing the appointment of Sub-Adviser and approving this Agreement;

     (d) The Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

     (e) The Company's Registration Statement on Form N-1A filed with the SEC under the Securities Act of 1933, as amended, and under the 1940 Act and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund (the "Registration Statement"); and

     (f) The Company's most recent prospectus and Statement of Additional Information for the Fund filed in connection with the Registration Statement (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

     The Adviser will promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

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     3.     Management.  Subject  always to the supervision of the Board and the
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Adviser,  in  addition  to  the terms of the Advisory Agreement, the Sub-Adviser will furnish an investment program including investment research, advice, and supervision in respect of, and make investment decisions for, all assets of the Fund on behalf of the Adviser and place all orders for the purchase and sale of securities, all for the Adviser on behalf of the Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 8, below) and will monitor the Fund's investments, and will comply with the provisions of the Company's Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies, and restrictions of the Fund. The Sub-Adviser and Adviser will each make its respective officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall also make itself reasonably available to the Board at such times as the Board shall request.

     The Sub-Adviser's authority and discretion hereunder shall include, without limitation, the power to lend any securities held by the Fund to such persons, for such purposes and upon such terms and conditions as the Sub-Adviser may deem advisable, provided that any such lending shall be in conformity with the Fund's current investment objective and policies, as stated in its current Prospectus and any guidelines adopted from time to time by the Board.

     The Sub-Adviser represents and warrants that it is registered as an investment adviser with the SEC and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, and agrees that it will:

     (a) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     (b) Place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation and any policies adopted by the Board, and to the extent permitted by the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act") and Section 28(e) of the Securities Exchange
Act of 1934, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. The Sub-Adviser may pay a commission in excess of the commission another broker-dealer would have charged if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed either in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the accounts it manages. In no instance will portfolio securities be purchased from or sold to Adviser, the Sub-Adviser, Jackson Fund Services or any affiliated person of either the Company, Adviser, Jackson Fund Services, or the Sub-Adviser, except as may be permitted under the 1940 Act;

     (c) Report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board, the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations, and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

     (d) Maintain books and records with respect to the Company's securities transactions and will furnish the Adviser and the Board such periodic and special reports as the Board or the Adviser may request, including economic, operational, and investment data and reports, including without

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limitation all information and materials reasonably requested by or requested to be  delivered  to  the  Board  pursuant  to  Section  15(c)  of  the  1940  Act;

     (e) Act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder;

     (f) Treat confidentially and as proprietary information of the Company all such records and other information relative to the Company maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company; and

     (g) Conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser, including (i) the 1940 Act and the rules adopted by the SEC thereunder, (ii) the Advisers Act and the rules adopted by the SEC thereunder, (iii) the most recent Prospectus, (iv) the Articles and the By-laws, and (v) the policies and procedures adopted by the Board.

     The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

   4.  Books  and  Records.  In  compliance  with the requirements of Rule 31a-3
       -------------------
under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund, on behalf of the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by the 1940 Act, the records required to be maintained under the 1940 Act.

     5.     Expenses.  During  the  term of this Agreement, the Sub-Adviser will
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pay  all  expenses  incurred  by it in connection with its activities under this
Agreement, but excluding the cost of securities (including commission, issue and transfer taxes, if any) purchased for or on behalf of the Fund. The Sub-Adviser shall not be responsible for the following expenses relating to the operations of the Fund: organizational expenses, taxes, interest, any brokerage fees and commissions, fees of the directors of the Company, SEC fees, state securities registration fees and expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to the Fund's current or prospective shareholders, outside auditing and legal expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodian and transfer agent, costs of Fund accounting services, certain insurance premiums, costs of maintenance of the Company's and the Fund's existence, costs of shareholders' and directors' reports and meetings, distribution expenses, shareholder servicing expenses incurred pursuant to the Company's Administrative Service Plan and other similar arrangements, any extraordinary expenses incurred in the Fund's operation and other operating expenses not assumed by the Company's service providers.

     6.     Compensation.  For  the  services  to be provided by the Sub-Adviser
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pursuant  to  this  Agreement,  the  Adviser  will  pay the Sub-Adviser, and the
Sub-Adviser agrees to accept as full compensation thereof, a sub-advisory fee at an annual rate of 0.50% of the average daily net assets of the Fund, paid at the same time and in the same manner as the Fund pays the Adviser its advisory fee pursuant to the Advisory Agreement. This fee will be computed daily and paid to the Sub-Adviser monthly.

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     7.     Services to Others.  Adviser understands, and has advised the Board,
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that  the  Sub-Adviser  now  acts,  and  may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. In addition, Adviser understands that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.     Standard  of Care.  The Sub-Adviser shall discharge its duties under
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this  Agreement  with  the  care,  skill,  prudence,  and  diligence  under  the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser may have against Sub-Adviser under any federal securities laws based on negligence and which cannot be modified in advance by contract.

     9.     Limitation  of  Liability.  The  Sub-Adviser shall not be liable for
            -------------------------
any error of judgment or mistake of law or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Each of the Adviser and Sub-Adviser agrees to indemnify each other and hold each other harmless from and against any and all actions, suits, and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) (collectively, "Damages") arising directly or indirectly out of the indemnifying party's willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

     10.     Duration  and  Termination.
             --------------------------
     (a) This Agreement will become effective as of the date hereof, provided that it is approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect until June 30, 2012.

     Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of twelve (12) months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (x) -------- by the vote of a majority of those members of the Board who are not interested persons (as set forth in the 1940 Act) of the Company the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (y) by the vote of a majority of the Board or by the vote of a majority of all votes attributable to the outstanding shares of the Fund (as set forth in the 1940 Act).

     (b) Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on not more than sixty
(60) days' and not less than thirty (30) days' written notice by the Board or the shareholders of the Fund (acting by a vote of at least a majority of the outstanding voting securities), the Adviser, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment (as set forth in the 1940 Act).

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     (c)  Notwithstanding  the  foregoing,  this  Agreement  will  terminate automatically  if  the  Advisory  Agreement  is  terminated.

     (d) Notwithstanding the foregoing, this Agreement also may be terminated by Adviser or the Fund: (i) upon a material breach by Sub-Adviser of any of the representations and warranties set forth in Section 15, if such breach shall not have been cured within a twenty (20) day period after notice of such breach, or
(ii) if Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement.

     (e) Notwithstanding the foregoing, this Agreement may also be terminated by Sub-Adviser upon a material breach by Adviser or its assigns, if such breach shall not have been cured within a twenty (20) day period after notice of such breach.

     11.     Amendment of this Agreement.  No provision of this Agreement may be
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changed,  waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

     12.     Multiple  Originals.  This Agreement may be executed in two or more
             -------------------
counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

     13.     Custody.  All  securities  and  other  assets  of the Fund shall be
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maintained  with  a custodian designated by the Adviser.  Sub-Adviser shall have no  responsibility  or  liability  with  respect  to  any  custodial  function.

     14.     Adviser Representations and Warranties.  The Adviser represents and
             --------------------------------------
warrants to Sub-Adviser that (a) the Adviser's entry into this Agreement on behalf of the Fund and the performance of it and the Fund of their respective obligations hereunder has been duly authorized by the Adviser, and to the best of the Adviser's knowledge, by the Fund and the Company and will not cause the Adviser, to the best of the Adviser's knowledge, the Fund or the Company to be in violation of the 1940 Act or any other applicable law or regulation, (b) the Adviser is registered as an investment adviser with the SEC under the Advisers Act and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, (c) to the best of the Adviser's knowledge, the Fund is the legal owner of all of its assets, and (d) the Adviser is empowered to enter into this Agreement without the consent or authority of any other party or, alternatively, has at the date hereof obtained such consents as may be necessary to permit the making of this Agreement.

     15.     Sub-Adviser  Representations  and  Warranties.  The  Sub-Adviser
             ---------------------------------------------
represents and warrants to Adviser that it (a) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (b) is not prohibited by either the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (c) has met, and will continue to meet for so long as this Agreement remains effective, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement, including its adoption and implementation of written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is used in Rule 38a-1 adopted under the 1940 Act) by the Sub-Adviser and its supervised persons, (d) is empowered to enter into this Agreement without the consent or authority of any other party or, alternatively, has at the date hereof obtained such consents as may be necessary to permit the making of this Agreement, and (e) will immediately notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, and of the institution of any administrative, regulatory, or judicial proceeding against it that could have a material advise effect upon its ability to fulfill its obligations under this Agreement.

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     16.  Reliance  on  Proper  Instructions.  The  Sub-Adviser  shall  be fully
          ----------------------------------
protected in acting upon any proper instructions reasonably believed by it in good faith to be genuine and signed or communicated by or on behalf of the Adviser or the Fund, and the Sub-Adviser shall be under no duty to make any investigation or inquiry regarding any proper instructions of the Adviser or the Fund, as the case may be.

     17.  No  Conflict. Unless the Sub-Adviser is otherwise informed in writing,
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it  shall  be  entitled to assume that any action taken by it under the terms of this  Agreement,  upon  instructions  of the Fund or the Adviser consistent with
Section 16, is not in conflict or contrary to any provision of any document referred to in Section 2 hereof and may assume that such action is not in conflict with any existing investment limit imposed on the Fund by law, by any such document, or by contract or otherwise.

     18.  Receipt of Part II of Form ADV. The Adviser acknowledges and agrees on
          -------------------------------
behalf of the Fund that either (i) the Fund has received Part II of the Sub-Adviser's Form ADV at least forty-eight (48) hours prior to execution of this Agreement or (ii) the Fund has received Part II of the Sub-Adviser's Form ADV together with this Agreement and shall have the right to cancel this Agreement, without penalty, within five (5) business days of the execution of this Agreement.

     19.     Notices.  Any  notice  or  other communication required to be given
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pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

     (a)       To  Adviser  at:

               Tributary  Capital  Management,  LLC
               Attention:  President
               1620  Dodge  Street,  Stop  1075
               Omaha,  NE  68197

     (b)       To  Sub-Adviser  at:

               Kleinwort  Benson  Investors  International  Ltd.
               Attention:  Contract/Compliance  Team
               Joshua  Dawson  House,  Dawson  Street
               Dublin  2,  Ireland

     (c)       To  the  Company  at:

               Tributary  Funds,  Inc.
               Attention:  Director  of  Fund  Services
               1620  Dodge  Street
               Omaha,  NE  68197

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     20.     Miscellaneous.  The  captions  in  this  Agreement are included for
             -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the state of Nebraska without giving effect to such state's conflicts of laws provisions, and the 1940 Act. To the extent that the applicable laws of the state of Nebraska conflict with the applicable provisions of the 1940 Act, the latter shall control. Sub-Adviser shall notify Adviser of any changes in its members or managers within a reasonable time.

                             Signature Page Follows

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     IN  WITNESS  WHEREOF,  the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


TRIBUTARY  CAPITAL  MANAGEMENT,  LLC



By:  /s/ Stephen Frantz
     ------------------
Name:  Stephen  Frantz
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Title: President
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KLEINWORT  BENSON  INVESTORS  INTERNATIONAL  LTD.



By:  /s/ Sean Hawkshaw
     -----------------
Name:  Sean Hawkshaw
       -------------
Title: Chief Executive Officer
       -----------------------

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